Exhibit 3.11(a)

ARTICLES OF INCORPORATION

OF

LYNN SEDWAY & ASSOCIATES

FIRST: The name of this corporation is Lynn Sedway & Associates.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name of this corporation’s initial agent for service of process is:

Lynn M. Sedway

Suite 400

1000 Fourth Street

San Rafael, California 94901

FOURTH: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Million (1,000,000).

IN WITNESS WHEREOF, the undersigned has executed these Articles this 21st day of December, 1987.

By:	/s/ Stafford W. Keegin
Name: Stafford W. Keegin
Title: Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

By:	/s/ Stafford W. Keegin
Name: Stafford W. Keegin
Title: Incorporator

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Lynn M. Sedway certifies that:

1.	She is the President and Secretary of Lynn Sedway & Associates, a California corporation.

2.	Article First of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of this corporation is: Sedway Group.”

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,040. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Date: January 3, 1997

By:	/s/ Lynn M. Sedway
Name: Lynn M. Sedway
Title: President and Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are, respectively, the Senior Vice President and Secretary and the Vice President and Assistant Secretary of Sedway Group, a California corporation (this “Corporation”).

2.	Article First of the Articles of Incorporation of this corporation is amended to read as follows:

“The name of this corporation is: CBRE Consulting Inc.”

3.	The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,108. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct to our own knowledge.

February 18, 2003

By:	/s/ Ellis D. Reiter, Jr.
Name: Ellis D. Reiter, Jr.
Title: Senior Vice President and Secretary

By:	/s/ Dean E. Miller
Name: Dean E. Miller
Title: Vice President and Assistant Secretary